EXHIBIT 10.40

                                OPTION AGREEMENT

         This Option Agreement is entered into this _____ day of ___________________, 19___, by and between THE GREAT AMERICAN BACKRUB STORE, INC. , a New York corporation, hereinafter referred to as "Franchisor," and Marylou Garcia, hereinafter referred to as "Optionee."

                                    RECITALS
                                    ARTICLE I

         SECTION 1.01 Franchisor is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, with its principal office located at 425 Madison Avenue, Suite 605, New York, New York, 10021.

         SECTION 1.02. Optionee is an individual, whose principal place of residence is located at 1568 Gramvia Altamira PVE, CA 90274.

         SECTION 1.03. Franchisor is engaged in the business of granting to others, by means of a non-exclusive franchise agreement (the "Franchise Agreement"), limited licenses to utilize the name "The Great American BackRub," the related proprietary marks and the associated concepts in connection with the operation of a "The Great American BackRub" store (the "Store") and the sale, distribution, and marketing of back rub and massage services and products.

         SECTION 1.04. The location within which the Store is located is leased by Franchisor on terms and conditions acceptable to Franchisor, and then subleased to franchisees on terms and conditions mutually agreement to Franchisor and said franchisees.

         SECTION 1.05. Optionee desires to acquire, pursuant to the terms and conditions of the Franchise Agreement, a limited license to utilize the name "The Great American BackRub," the proprietary marks and the associated concepts in connection with Optionee's operation of a Store.

         NOW, THEREFORE, in consideration of the mutual promises, premises and covenants herein set forth, Franchisor and Optionee do hereby agree as follows:

                              TERMS AND CONDITIONS
                                   ARTICLE II

         SECTION 2.01. Upon execution of this Option Agreement, Optionee shall pay to Franchisor the sum of Five Thousand Dollars ($5,000.00) (the "Payment"). In consideration of said payment, Franchisor hereby grants to Optionee, subject to the terms and conditions of

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Section  2.02  hereof,  the  option  to  require  Franchisor  to enter  into the
Franchise Agreement in the form of Exhibit "A," attached hereto and made a part hereof.

         SECTION 2.02. The option granted to Optionee in Section 2.01 hereof is subject to the following conditions, all of which must be satisfied within one hundred twenty (120) days (the "Term") following the date hereof:

         (a) Optionee shall, at his sole expense, locate an "Acceptable Location" (as said term is defined in Section 2.04 hereof) within the geographic territory (the "Option Territory") described in Exhibit "B" attached hereto and made a part hereof.

         (b) Franchisor shall have entered into a written lease relating to said Acceptable Location on such terms and conditions as Franchisor, in its sole discretion, deems reasonable and appropriate.

         (c) Optionee and Franchisor shall have entered into a written sublease, in the form of that certain Sublease attached hereto as Exhibit " C," relating to said Acceptable Location.

         SECTION 2.03. Upon satisfaction of the conditions of Section 2.02 hereof, Franchisor and Optionee shall execute the Franchise Agreement. The Franchise Agreement shall supersede, and in all respects replace, this Option Agreement. Upon execution of the Franchise Agreement, all rights, duties and obligations of Franchisor and Optionee shall be governed and construed by the terms and conditions of the Franchise Agreement.

         SECTION 2.04. The term "Acceptable Location" as used herein shall be defined as a location which (i) meets the specifications established from time to time by Franchisor for the operation of a Store, (ii) is located within the Option Territory in an area deemed by Franchisor to be appropriate for the operation of a Store, and (iii) is available to rent on terms and conditions deemed by Franchisor, in its sole discretion, to be reasonable and appropriate.

         SECTION 2.05. During the Term Franchisor agrees not to grant any option to acquire, or license to operate, or operate for its own benefit, a Store within the Option Territory.

         SECTION 2.06. In the event that Optionee has not satisfied all conditions set forth in this Article II within the Term, all rights of Optionee under this Option Agreement shall terminate, Franchisor shall be entitled to retain the Payment, and Franchisor shall have no further obligation to Optionee hereunder.

                                       -2-

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                                  MISCELLANEOUS
                                   ARTICLE III

         SECTION 3.01. This Option Agreement contains the entire agreement of the parties and supersedes all prior agreements, negotiations and representations. Optionee acknowledges that Franchisor has not made any representations, promises or inducements not embodied herein.

         SECTION 3.02. In the event either party to this agreement should institute legal action relating to the terms and conditions of this agreement, or the enforcement of any provision hereof, the prevailing party in said action shall be entitled to recover, in addition to any other relief or damages, reasonable attorneys' fees and costs.

         SECTION 3.03. This agreement shall be construed under the applicable laws of the State of New York, as amended; except that for franchises located outside of New York, the laws of the state in which the Subject Location is located will apply.

         SECTION 3.04. This agreement shall inure to the benefit of, and be binding upon, the parties, their heirs, executors, personal representatives, successors and assigns.


         Executed as of the day and year first above written at Palos Verdes Estates, California.



"Franchisor"                                  "Optionee"

 The Great American BackRub Store, Inc.,
 A New York corporation                       /s/ Marylou Garcia
                                              -----------------------


By: /s/ Terrance C. Murray                   NOVEMBER 21, 1996
    ----------------------------------
        Terrance C. Murray
Its:CEO                                      Marylou Garcia
                                             -------------------------


                                      -3-

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                         EXHIBIT "B" TO OPTION AGREEMENT
                         DATED NOVEMBER 21, 1996 BETWEEN
            THE GREAT AMERICAN BACKRUB STORE, INC. AND MARYLOU GARCIA


The Option Territory referred to in Section 2.20(a) shall consist of the Counties of Los Angeles and Orange, California.